UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2010

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”) was held on May 11, 2010.  Shareholders voted on the matters set forth below.

1.    The nine nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Theodore M. Armstrong	55,122,066	685,357	74,734	6,659,071
Richard N. Cabela	55,005,854	838,668	37,635	6,659,071
James W. Cabela	53,582,395	2,261,743	38,019	6,659,071
John H. Edmondson	54,750,158	1,056,019	75,980	6,659,071
John Gottschalk	54,784,302	968,948	128,907	6,659,071
Dennis Highby	54,927,090	849,622	105,445	6,659,071
Reuben Mark	54,978,282	836,790	67,085	6,659,071
Michael R. McCarthy	54,260,674	1,491,196	130,287	6,659,071
Thomas L. Millner	55,026,908	815,550	39,699	6,659,071

2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2010 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
61,143,694	188,236	1,209,298	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: May 17, 2010	By:	/s/ Ralph W. Castner
Executive Vice President and Chief Financial Officer